                                                                    Exhibit 2(b)


                                    LOAN AGREEMENT

                               Dated as of July 7, 1998

     ALLIED DEVICES CORPORATION, a Nevada corporation, having its principal place of business at 2365 Milburn Avenue, Baldwin, New York 11510 (the "RC Borrower"), APPI, INC., a Delaware corporation, having its principal place of business at Airport Industrial Park, 419 Hill Street, Biddeford, Maine 04005, (the "TL Borrower") (the RC Borrower and the TL Borrower, individually, a "Borrower" and collectively, the "Borrowers") and EMPIRE TYLER CORPORATION, a Missouri corporation, having its principal place of business at 603 Tyler Avenue, Joplin, Missouri 64801 ("Empire" or a "Guarantor") and THE CHASE MANHATTAN BANK, as agent for the Lenders (as defined below), a New York banking corporation, having an office at 7600 Jericho Turnpike, Woodbury, New York 11797 (the "Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 7600 Jericho Turnpike, Woodbury, New York 11797 ("Chase" or a "Lender") hereby agree as follows:


                                        ARTICLE I

                                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION" means the purchase of certain assets and the assumption of certain liabilities of Atlantic, pursuant to and subject to the terms and conditions of the Acquisition Agreement.

     "ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement dated as of July 7, 1998 by and among APPI, Inc., Atlantic Precision Products, Inc. and Robert Martin.

     "ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/100th of one (.01%) percent to the nearest 1/100th of one (.01%) percent) equal to the product of (a) the LIBOR Rate and (b) Statutory Reserves.

     "AFFILIATE" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds twenty (20%) percent or more of any class of voting stock of, or twenty (20%) percent or more of the equity interest in, such Person; or (iii) a Person twenty (20%) percent or more of the voting stock of which, or twenty (20%) percent or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AGENT" means The Chase Manhattan Bank, or such other Lender as may succeed to the position of Agent, as provided in this Agreement.

     "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

     "AGREEMENT WITH RESPECT TO SELLER NOTES" means the agreement dated as of July 7, 1998 between the TL Borrower and Atlantic, pursuant to which, under certain conditions set forth therein, the RC Borrower is obligated to issue additional common stock to Atlantic.

     "ALTERNATE BASE RATE" means, for any day, the higher of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus one-half of one (1/2%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days). For

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purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

     "ALTERNATE BASE RATE LOAN" means a Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

     "APPI EBITDA" means the "EBITDA" of the TL Borrower as such term is defined and calculated in the Acquisition Agreement.

     "APPLICABLE MARGIN" means, with respect to either Revolving Credit Loans or the Term Loan, the amount of basis points to be added to the Adjusted LIBOR Rate as provided in Sections 2.05 and 2.09 of this Agreement and as determined pursuant to Section 2.16 of this Agreement.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the agreement by which a Lender assigns all or part of its Commitment and its interests in the Loans to another Lender, as provided in Section 8.07 of this Agreement.

     "ATLANTIC" means Atlantic Precision Products, Inc., a Maine corporation.

     "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWING BASE" means, with respect to the Credit Parties, the sum of (i) eighty five (85%) percent of Eligible Accounts Receivable PLUS (ii) the lesser of (x) sixty (60%) percent of Eligible Inventory or (y) $5,000,000.00.

     "BORROWING BASE CERTIFICATE" means a certificate of the Chief Executive Officer(s) or the Chief Financial Officer(s) of each of the Credit Parties evidencing the Borrowing Base as in effect from time to time, in substantially the form of Exhibit C annexed hereto.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, an Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London Interbank Market and banks are open for business in London.

     "CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of any expenditures (including purchase money debt and purchase money liens) by such Person for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition.

     "CAPITAL LEASE" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

     "CASH PAYMENT" means the amount of the purchase price for the Acquisition payable in cash by the TL Borrower on the closing date of the Acquisition.

     "CHASE LEASE FACILITY" means a lease facility in the original principal amount of $3,250,000.00, to be made available to the Borrowers by Chase Leasing and used by the Borrowers for the purchase and/or leasing of equipment, including the refinancing of Atlantic's indebtedness to Key Bank of Maine.

     "CHASE LEASING" means Chase Equipment Leasing, Inc.

     "COLLATERAL" means all property which is subject or is to be subject to the Liens granted by the Security Agreements and the Pledge Agreement.

     "COMMITMENT" means, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the RC Borrower pursuant to the terms and subject to the conditions of this Agreement in the aggregate Dollar amount and Pro Rata Share set forth in Schedule 1.01 annexed hereto, as modified by any reductions in the Total Commitment or by any assignments of all or any part of such Lender's Commitment.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of Capital Expenditures by such Person and its Consolidated Subsidiaries.

     "CONSOLIDATED CURRENT ASSETS" means, as to any Person, at any date, the aggregate amount of all assets of such Person and its Consolidated Subsidiaries which would be properly classified as current assets at such date, all computed and consolidated in accordance with GAAP.

     "CONSOLIDATED CURRENT LIABILITIES" means, as to any Person, at any date, the aggregate amount of all liabilities of such Person and its Consolidated Subsidiaries (including tax and other proper accruals) which would be properly classified as current liabilities, all computed and consolidated in accordance with GAAP.

     "CONSOLIDATED CURRENT RATIO" means, as to the RC Borrower and its Consolidated Subsidiaries, at any date, the ratio of the RC Borrower's
(i) Consolidated Current Assets to (ii) the sum of (x) Consolidated Current Liabilities plus (y) the outstanding principal amount of Revolving Credit Loans.

     "CONSOLIDATED EBITDA" means, as to any Person, for any period, the EBITDA of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE RATIO" means, as to the RC Borrower and its Consolidated Subsidiaries, the ratio of (i) the sum of net income (excluding extraordinary gains) PLUS interest expense PLUS income tax expense for the period measured PLUS depreciation expense PLUS amortization of intangible assets MINUS unfunded Capital Expenditures to (ii) the sum of the current portion of Consolidated Funded Debt PLUS dividends paid PLUS interest expense PLUS the Earn Out Cash Payments. The Consolidated Fixed Charge Coverage Ratio shall be tested quarterly, measured for the four (4) fiscal quarters then ended, except for the current portion of Consolidated Funded Debt, which shall be measured for the next succeeding four (4) fiscal quarters.

     "CONSOLIDATED FUNDED DEBT" means, as to any Person, at any date, the aggregate of the Funded Debt of such Person and its

Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "CONSOLIDATED LEVERAGE RATIO" means, as to the RC Borrower and its Consolidated Subsidiaries, the ratio of (i) Consolidated Total Liabilities to
(ii) Consolidated Net Worth.

     "CONSOLIDATED NET WORTH" means, as to any Person, at any date, the excess of such Person's (i) Consolidated Total Assets over (ii) Consolidated Total Liabilities.

     "CONSOLIDATED SENIOR FUNDED DEBT" means, as to any Person, at any date, such Person's (i) Consolidated Funded Debt MINUS (ii) Consolidated Subordinated Debt.

     "CONSOLIDATED SENIOR FUNDED DEBT TO EBITDA RATIO" means, as to the RC Borrower and its Consolidated Subsidiaries, the ratio of (i) Consolidated Senior Funded Debt to (ii) Consolidated EBITDA.

     "CONSOLIDATED SUBORDINATED DEBT" means, as to any Person, the aggregate of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARIES" means, as to any Person, those Subsidiaries of such Person which are, or are required to be, consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

     "CONSOLIDATED TOTAL ASSETS" means, as to any Person, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset), computed and consolidated in accordance with GAAP.

     "CONSOLIDATED TOTAL LIABILITIES" means, as to any Person, at any date, all of the liabilities of such Person and its Consolidated Subsidiaries, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings), computed and consolidated in accordance with GAAP.

     "CREDIT PARTIES" means the Borrowers and any other existing or future operating Subsidiary of either of the Borrowers.

     "DEBT" means, as to any Person, all (i) indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations); (iii) obligations of such

Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person in respect of letters of credit issued for the account of such Person;
(vi) obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed;
(ix) liabilities of such Person under interest rate protection agreements; (x) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; (xi) indebtedness of any partnership of which such Person is a general partner; (xii) the Liability Account; (xiii) liabilities under the Put Option; and (xiv) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

     "DEFAULT" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

     "DOLLARS" AND THE SIGN "$" mean lawful money of the United States of
America.

     "EARN OUT CASH PAYMENTS" means the fifty (50%) percent of each Earn Out Payment required to be paid by the TL Borrower in cash to Atlantic pursuant to the Acquisition Agreement.

     "EARN OUT PAYMENT" means the annual payment to be made by the TL Borrower to Atlantic pursuant to the Acquisition Agreement, which shall include such payments to be made by the Earn Out Cash Payments and by the execution and delivery of the Seller Notes, all of which shall be Subordinated Debt and subject to the Subordination Agreement.

     "EARN OUT PROVISION" means the provision(s) of the Acquisition Agreement which may require the TL Borrower to make an annual payment, within 90 days of the first three anniversaries of the closing of the Acquisition (consisting of the Earn Out Cash Payment and Seller's Notes) to Atlantic equal to 60.2% of APPI EBITDA for each of the three (3) twelve (12) month periods following the closing of the Acquisition.

     "EBITDA" means as to any Person, for any period, the sum of (i) net income (excluding extraordinary gains) PLUS (ii) interest expense PLUS (iii) tax expense PLUS (iv) depreciation expense PLUS (v) amortization of intangible assets MINUS (vi) interest income MINUS (vii) non-cash income items, all measured and/or calculated for the four (4) fiscal quarters then ended, provided, however, in calculating EBITDA for the TL Borrower for the periods ending on September 30, 1998, December 31, 1998 and March 31, 1999, EBITDA shall be calculated for the one, two and three quarter periods then ended, respectively, and multiplied by 4,2 and 4/3, respectively.

     "ELIGIBLE ACCOUNTS RECEIVABLE" means those aggregate accounts receivable of the Credit Parties which (i) arise in the ordinary course of business, (ii) are subject to a first, perfected security interest of the Agent and (iii) are evidenced by an invoice or other documentary evidence reasonably satisfactory to the Agent provided, however no account receivable shall be an Eligible Account Receivable if:

     (a) it arises out of a sale made by a Credit Party to an Affiliate of such Credit Party or to a Person controlled by such an Affiliate;

     (b)  it is due or unpaid more than ninety (90) days after its invoice;

     (c) the account receivable is from an account debtor of which fifty (50%) percent or more of such account debtor's accounts receivable are otherwise ineligible hereunder;

     (d) any covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such account receivable has been breached in any material respect;

     (e) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets of affairs;

     (f) the sale to the account debtor is on a guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (g) the account debtor is the United States of America, any state or any department, agency or instrumentality of the United States of America or any state;

     (h) the account debtor is not domiciled in the United States unless the payment of such account receivable is secured by an insurance policy (naming the Agent as loss payee) or a letter of credit from a bank, in each case, satisfactory to the Agent;

     (i) the goods giving rise to such account receivable have not been shipped and delivered to or have been rejected by the account debtor or the services giving rise to such receivable have not been performed by the Credit Party or have been rejected by the account debtor or the account receivable otherwise does not represent a final sale;

     (j) the account debtor is also a creditor or supplier of the Credit Party or has disputed liability, or has made any claim with respect to any other account receivable due to the Credit Party, or the account receivable otherwise is or may become subject to any right of set-off, provided, that only the amount of such account receivable which is subject to such claim or set-off shall be ineligible pursuant to this clause (j);

     (k) the Credit Party has made any agreement with the account debtor for any deduction therefrom, (except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto) provided, that only the amount of any such deduction shall be ineligible pursuant to this clause (k);

     (l)  any return, rejection or repossession of the merchandise has occurred;

     (m)  such account receivable is not payable to one of the Credit Parties;

     (n) the Agent, in good faith and in the exercise of its discretion in a reasonable manner, believes that collection of such account receivable is insecure or that such account receivable may not be paid by reason of the account debtor's inability to pay, or the accounts receivable of the account debtor exceed a credit limit determined by the Agent and the Required Lenders, in good faith and in the exercise of their discretion in a reasonable manner, provided that only the amount of such excess shall be ineligible; or

     (o) the Agent determines in its reasonable, good faith discretion, that such account receivable, or such category of accounts receivable, is ineligible. The Agent and the Required Lenders reserve the right, in their good faith discretion, on thirty (30) days notice to the Credit Parties, based on the results of the Field Audit to be conducted in accordance with Section 5.01(g), or otherwise in the exercise of their reasonable, good faith discretion, to revise this definition of "Eligible Accounts Receivable".

     "ELIGIBLE INVENTORY" means the aggregate of all finished goods inventory, work in progress and raw materials of the Credit Parties, valued at the lower of cost or market value, determined on a last-in-first-out basis, other than (i) inventory located at a business premises (x) not owned or leased by a Credit Party (provided that for inventory kept at a leased location to be considered eligible the Agent shall have received an acceptable landlord lien waiver) or
(y) not located in the United States, (ii) inventory not subject to a perfected security interest in favor of the Agent, (iii) goods or materials which would not be classified as inventory on a balance sheet of a Credit Party prepared in accordance with GAAP or (iv) any other inventory which does not meet the Agent's reasonable qualifications or conditions for Eligible Inventory. The Agent and the Required Lenders reserve the right, on thirty (30) days notice to the Credit Parties, in their reasonable, good faith discretion, to reclassify inventory as ineligible inventory.

     "EMPLOYMENT AGREEMENT" means the Employment Agreement entered into, or to be entered into, between the TL Borrower and the Seller's Principal pursuant to the Acquisition Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof, all as in effect from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

     "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

     "EVENT OF DEFAULT" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "EXISTING CREDIT FACILITY" means the Revolving Credit Agreement dated as of September 4, 1996 between the RC Borrower and Chase, as it may have been amended from time to time.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) federal funds brokers of recognized standing selected by it.

     "FUNDED DEBT" means, as to the Borrowers, at any date, any Debt which is
(i) all indebtedness or liability for borrowed money (including the Seller's Notes) having an original maturity of one (1) year or more (including the current portion thereof) or which is extendable at the option of the obligor to a date more than one year from the date of such extension, including, in any event, all of the outstanding Revolving Credit Loans; (ii) all indebtedness or liability for the deferred purchase price of property (excluding trade obligations); (iii) all obligations as a lessee under Capital Leases; (iv) all obligations to reimburse a letter of credit issuer for the amount of all draws under letters of credit, (v) all liabilities under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt and (vi) the Liability Account.

     "FIELD AUDIT" means an examination of the accounts receivable and inventory of the Credit Parties and all other Collateral subject to the Lien of the Security Agreement, including the books and records relating thereto, conducted by the Agent or its authorized representatives.

     "FUNDED DEBT TO EBITDA RATIO" means, as to the RC Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Funded Debt to EBITDA Ratio shall be measured and tested at the end of each fiscal quarter and, in the case of Consolidated EBITDA, for a period covering the four (4) fiscal quarters then ended, provided that in calculating EBITDA for the TL Borrower, the adjustment described in the definition of "EBITDA" shall be made.

     "GAAP" means Generally Accepted Accounting Principles.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public

Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between either of the Borrowers and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the RC Borrower and approved by the Agent for the purpose of auditing the periodic financial statements of the Borrowers.

     "GUARANTOR" OR GUARANTORS" means one or more of (i) as to the Revolving Credit Loans, all interest thereon and all fees and charges owing under this Agreement in relation thereto, the TL Borrower and Empire and (ii) as to the Term Loan, all interest thereon and all fees and charges owing under this Agreement in relation thereto, the RC Borrower and Empire, and as to all other fees, charges and other amounts owing under this Agreement and any other Loan Document, each of the foregoing and any other Person required to guarantee the obligations of the Borrowers in accordance with Section 5.01(l) of this Agreement.

     "GUARANTY" OR "GUARANTIES" means the guaranty or guaranties executed and delivered by the Guarantors pursuant to Section 3.01(h) or Section 5.01 (l) of this Agreement.

     "HAZARDOUS MATERIALS" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

     "INTEREST DETERMINATION DATE" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of its Interest Period.

     "INTEREST PAYMENT DATE" means (i) as to each Eurodollar Loan


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(x) with Interest Periods of one, two or three months, the last day of such
Interest Period and (y) with Interest Periods of more than three months, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of such Interest Period and (ii) as to each Alternate Base Rate Loan, the last Business Day of each calendar month.

     "INTEREST PERIOD" means, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, six, nine or twelve months thereafter, as a Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) with respect to a Revolving Credit Loan, no Interest Period shall end later than the Revolving Credit Maturity Date, (ii) with respect to the Term Loan, no Interest Period shall end later than the Term Loan Maturity Date, (iii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iv) no Interest Period representing a portion of the principal of the Term Loan required to be paid in accordance with Section 2.04(a) may be selected unless the outstanding Alternate Base Rate Loans and Eurodollar Loans for which the relevant Interest Periods end on or prior to the date of such payment are in an aggregate amount which will be sufficient to make such payment, (v) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest and (vi) no Interest Period of particular duration may be selected by a Borrower if the Agent determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

     "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the TL Borrower is a party or becomes a party.

     "INVESTMENT" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of (i) any security or other equity interest of another Person or
(ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other transaction which is commonly considered an investment in another Person.

     "KEY BANK" means Key Bank National Association, Key Bank of Maine or any of their Affiliates.

     "LENDER" OR "LENDERS" means one or more of the lenders that are, or become, lenders under, and parties to, this Agreement.

     "LIABILITY ACCOUNT" means the liability account on the balance sheet of the TL Borrower reflecting the liability of the TL Borrower for the Earn Out Provision.

     "LIBOR RATE" means the rate (rounded upwards, if not already a whole multiple of 1/16th of one (1%) percent, to the next higher of 1/16th of one (1%) percent) at which dollar deposits approximately equal in principal amount to the requested Eurodollar Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the London office of the Agent by leading banks in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

     "LOAN" OR LOANS" means the Revolving Credit Loans or the Term Loan or any or all of the same as the context may require and includes Alternate Base Rate Loans and Eurodollar Loans, as the context may require.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Security Agreements, the Subordination Agreement, the Pledge Agreement, the Interest Rate Protection Agreement and any other document executed or delivered pursuant to this Agreement.

     "MATERIAL ADVERSE CHANGE" means, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties or results of operations of such Person or

(ii) any event or occurrence which is reasonably likely to have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

     "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

     "NOTE" OR "NOTES" means the Revolving Credit Notes or the Term Loan Notes or any or all of the same as the context may require.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED ACQUISITION" means an acquisition of the stock or assets (excluding real property) of another Person (an "Acquisition") which meets the following criteria: (i) one of the Borrowers is the acquiror, (ii) the proposed acquiree is in the same general line of business as the Borrowers (or the assets to be acquired are utilized in the same general line of business as the Borrowers), (iii) the proposed acquiree is incorporated or organized in the United States, (iv) the Acquisition is to be non-hostile in nature, (v) prior to and immediately following the Acquisition, there shall not have occurred a Default or an Event of Default, (vi) all third party consents and approvals necessary in connection with the Acquisition shall have been obtained and copies of which shall have been delivered to the Agent, (vii) evidence that such stock or assets are to be purchased free and clear of any liens or encumbrances other than any liens or encumbrances permitted under this Agreement and, in the case of stock, free of any restrictions other than those acceptable to the Agent and the Required Lenders, (viii) if the proposed acquiree becomes a Subsidiary of either of the Borrowers (x) the Agent and its counsel shall be reasonably satisfied with all issues relating to the validity and adequacy of consideration for such Subsidiary to guaranty the obligations of the Borrowers and to pledge all of its assets as Collateral and (y) such Subsidiary shall immediately (a) execute and deliver its Guaranty of the Borrowers' obligations under this Agreement and the other Loan Documents in form and substances reasonably satisfactory to the Agent and its counsel and (b) pledge all of its assets as Collateral to secure the Borrowers' obligations under this Agreement and the other Loan Documents and shall execute all such documentation required by the Agent to perfect a first priority (subject to the Liens permitted by Section 5.02(a) hereof) security interest in such Collateral, all to be in form and substance reasonably satisfactory to the Agent and its counsel,

(ix) evidence that the proposed acquiree is in compliance in all material respects with all environmental, federal, state and local laws, rules and regulations with respect to all real estate which is to be acquired by the acquiror and (x) the aggregate consideration to be paid by the acquiror (including without limitation, cash, stock, transaction costs, guarantees and other contingent obligations, assumed liabilities, compensation to be paid to former shareholders of the acquiree pursuant to any employment agreements, consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs paid in connection with the Acquisition) (collectively, "Consideration") does not exceed $2,000,000.00 in aggregate for all such Acquisitions during the term of this Agreement.

     In addition to all Permitted Acquisitions meeting the above criteria, the Agent shall have received prior to the consummation of said Permitted Acquisition, for its satisfactory review and approval, the following: (i) copies of all documentation (including but not limited to financial information and other information with respect to the Borrowers, the Guarantors, the proposed acquiree and the proposed transaction, in a level of detail reasonably satisfactory to the Agent, including evidence of existing and future compliance with this Agreement) related to the Permitted Acquisition as may be reasonably required by the Agent; (ii) (a) evidence that the Acquisition shall not double the Consolidated Total Liabilities (including non-perpetual preferred stock) and shall not result in a leverage ratio as measured by Consolidated Total Liabilities (including preferred stock described in clause
(x) of the definition of "Debt") to Consolidated Total Assets ( the "Leverage Ratio") higher than 50% (for the purposes hereof, Consolidated Total Liabilities and Consolidated Total Assets shall be of the RC Borrower and its Consolidated Subsidiaries); or (b) evidence that the Acquisition shall not result in a Leverage Ratio higher than 75% and shall not cause 25% or more of the Consolidated Total Liabilities (including preferred stock described in clause
(x) of the definition of "Debt") after the Acquisition to be derived from past or present buyouts, acquisitions or recapitalizations (for the purposes hereof, Consolidated Total Liabilities and Consolidated Total Assets shall be of the RC Borrower and its Consolidated Subsidiaries); and (iii) such other information, documentation, information (financial or otherwise) or certificates as the Agent shall reasonably request, all in form and substance reasonably satisfactory to the Agent.

     "PERMITTED INVESTMENTS" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation (S&P), respectively; (v) tax exempt securities rated A or better by Moody's or S&P or (vi) loans or advances made by a Borrower to the other Borrower or a Guarantor or by a Guarantor to a Borrower or another Guarantor.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

     "PLAN" means any employee benefit plan established, maintained, or to which contributions have been made by a Borrower or any ERISA Affiliate, including, without limitation, any employee benefit plan of Atlantic which is assumed by either Borrower.

     "PLEDGE AGREEMENT" means the pledge agreement required to be executed and delivered by the RC Borrower pursuant to Section 3.01(k) of this Agreement.

     "PREPAYMENT EVENT" means the issuance of additional equity securities by either of the Borrowers, provided that any such issuance of additional equity securities shall not be considered a Prepayment Event if, at least ninety (90) days prior to such issuance, the Borrowers provide such information regarding the proposed issuance, and the use of the proceeds thereof, to the Agent and the Lenders as they may request, and the Agent and the Lenders shall determine, in their sole discretion, that the proposed issuance of such additional equity securities shall not be a Prepayment Event. The determination of the Agent and the Lenders shall be made and communicated to the applicable Borrower within fifteen Business Days of the receipt by the Agent and the Lenders of all information requested by them with respect to such issuance.

     "PRIME RATE" means the rate per annum announced by the Agent from time to time as its prime rate in effect at its principal office on a 360-day basis; each change in the Prime Rate shall be effective on the date such change is announced to become effective.

     "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "PRO RATA SHARE" means, with respect to each Lender, its pro rata share of the initial Total Commitment, as set forth in Schedule 1.01 annexed hereto as the same may be modified by any assignment of all or any part of such Lender's Commitment.

     "PUT OPTION" means the option on the part of Atlantic to require the RC Borrower to repurchase certain shares of its common stock pursuant to the Put Option Agreement.

     "PUT OPTION AGREEMENT" means the Option Agreement, dated as of July 7, 1998 between the RC Borrower and Atlantic, pursuant to which the Put Option is created.

     "PUT OPTION PAYMENT" means the payment required to be made by the RC Borrower upon the exercise of the Put Option.

     "REGULATION D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

     "REGULATION G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.

     "REGULATION T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

     "REGULATION U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

     "REGULATION X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

     "REQUIRED LENDERS" means (i) at any time there are Loans outstanding, those Lenders having, in the aggregate, sixty six and two-thirds (66 2/3%) percent of such Loans and (ii) at any time there are no Loans outstanding, those Lenders having, in the aggregate, sixty six and two-thirds (66 2/3%) percent of the Total Commitment.

     "REQUIRED PREPAYMENT AMOUNT" means the lesser of (i) one-half (1/2) of the net proceeds made available to the RC Borrower by the Prepayment Event or (ii) one-half (1/2) of the then outstanding principal balance of the Term Loan.

     "RESTRICTED AFFILIATE" means an Affiliate of a Borrower or any Guarantor (other than a natural Person) which is engaged in a line of business which is the same as, similar to or related to, that engaged in by the Borrowers.

     "REVOLVING CREDIT COMMITMENT" means $10,000,000.00.

     "REVOLVING CREDIT LOANS" shall have the meaning given such term in Section
2.07 of this Agreement.

     "REVOLVING CREDIT MATURITY DATE" means July 7, 2001.

     "REVOLVING CREDIT NOTE" OR "REVOLVING CREDIT NOTES" means one or more, as the context requires, of the promissory notes of the RC Borrower payable to the order of each of the Lenders, in substantially the form of Exhibit A annexed hereto, evidencing the aggregate indebtedness of the RC Borrower to each such Lender resulting from Revolving Credit Loans made by such Lender to the RC Borrower pursuant to this Agreement.

     "SECURITY AGREEMENT" OR "SECURITY AGREEMENTS" means the security agreement or security agreements to be executed and delivered pursuant to Section 3.01(i) or Section 5.01(l) of this Agreement.

     "SELLER NOTES" means the promissory notes to be executed and delivered by the TL Borrower annually to Atlantic pursuant to the Earn Out Provision in the amount of fifty (50%) percent of the annual Earn Out Payment in a given year.

     "SELLER'S PRINCIPAL" means Robert Martin.

     "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors or any other banking authority to which the Agent is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Agent under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBORDINATED DEBT" means Debt of any Person, the repayment of which the obligee has agreed in writing, on terms which have been approved by the Agent and the Lenders in advance in writing, shall be subordinate and junior to the rights of the Agent and the Lenders with respect to Debt owing from such Person to the

Agent and the Lenders, and which, for all purposes of this Agreement, shall include the Earn Out Payments (including the Earn Out Cash Payments and the Seller's Notes), the Liability Account and the Put Option Payment.

     "SUBORDINATION AGREEMENT" means the subordination agreement to be executed and delivered pursuant to Section 3.01(n) of this Agreement.

     "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company, joint venture or similar entity, of which a majority of the partnership, membership interests or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

     "TERM LOAN" shall have the meaning given such term in Section 2.01 of this Agreement.

     "TERM LOAN MATURITY DATE" means the last Business Day of

December, 2003.

     "TERM LOAN NOTE" OR "TERM LOAN NOTES" means one or more, as the context requires, of the promissory notes of the TL Borrower payable to the order of each of the Lenders, in substantially the form of Exhibit B annexed hereto, evidencing the indebtedness of the TL Borrower to each such Lender resulting from the Term Loan made by such Lender to the TL Borrower pursuant to the Agreement.

     "TOTAL COMMITMENT" means the aggregate of the Commitments of each of the Lenders and the Term Loan.

     "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

     "YEAR 2000 ISSUE" means the risk of failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

     SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

     SECTION 1.03. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                                        ARTICLE II

                                        AMOUNT AND TERMS OF THE LOANS

     SECTION 2.01. THE TERM LOAN. The Lenders agree, severally but not jointly, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the TL Borrower each Lender's Pro Rata Share of the principal amount of SIX MILLION TWO HUNDRED FIFTY THOUSAND ($6,250,000.00) Dollars (the "Term Loan"), and the TL Borrower agrees to borrow such amount from the Lenders by executing and delivering to the Lenders the Term Loan Notes. The Term Loan, or portions thereof, shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the TL Borrower may request subject to and in accordance with Section 2.02 and Section 2.14 of this Agreement. Any Lender may at its option make any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the TL Borrower to repay such Loan in accordance with the terms of such Lender's Term Loan Note.

     SECTION 2.02. NOTICE OF INITIAL TERM LOAN DESIGNATIONS. The TL Borrower may elect to initially designate the Term Loan

(or a portion thereof) as an Alternate Base Rate Loan or a Eurodollar Loan by giving the irrevocable notice required by Section 2.08 of this Agreement; provided, however, that each Eurodollar Loan for any specific Interest Period shall be in the minimum principal amount of $850,000.00 and in increased integral multiples of $100,000.00, provided that in no event shall Chase be required to offer a Eurodollar Loan in a principal amount of less than $500,000.00.

     SECTION 2.03. TERM LOAN NOTES. The Term Loan shall be evidenced by the Term Loan Notes of the TL Borrower. Each Term Loan Note shall be dated the date hereof (unless such Term Loan Note is issued pursuant to Section 8.07 hereof), shall be in each Lender's Pro Rata Share of the Term Loan and shall mature on the Term Loan Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Term Loan Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

     SECTION 2.04. REPAYMENT OF TERM LOAN NOTES. (a) MANDATORY INSTALLMENT PAYMENTS. The principal balance of the Term Loan Note shall be payable in twenty
(20) quarterly principal installments, each due on the last Business Day of each calendar quarter beginning on the last Business Day of March, 1999 and continuing on the last Business Day of each calendar quarter thereafter. Each of the first four (4) such quarterly principal installments shall be in the amount of $150,000.00; each of the next four (4) such quarterly principal installments shall be in the amount of $250,000.00; each of the next eight (8) such quarterly principal installments shall be in the amount of $312,500.00; each of the next three (3) such quarterly principal installments shall be in the amount of $400,000.00; and the twentieth (20th) such quarterly principal installment shall be in an amount equal to the then outstanding principal balance of the Term Loan Notes.

     (b) MANDATORY PREPAYMENT EVENT. Within five (5) Business Days of the occurrence of a Prepayment Event, the TL Borrower shall make a prepayment of the Term Loan in the amount of the Required Prepayment Amount. Any mandatory prepayment made pursuant to this Section 2.04(b) shall be applied first to all accrued but unpaid interest on the Term Loan and then to the principal of the Term Loan. Any such prepayments shall be applied first to Alternate Base Rate Loans and then to Eurodollar Loans in the order of the nearest expiration of their respective Interest Periods, provided, however, if at the time of any such prepayment no Default or Event of Default exists, any amounts to be applied to Eurodollar Loan shall be held by the Agent in a cash collateral account, for the benefit of the Lenders, as security for the Term Loan, and applied to such Eurodollar Loan at the earlier of (i) a Default or an Event of Default or (ii) the expiration of the relevant Interest Period(s).

     (c) VOLUNTARY PREPAYMENTS. The TL Borrower may make voluntary prepayments on the Term Loan Notes as permitted by Section 2.15 of this Agreement.

     (d) APPLICATION OF PREPAYMENTS. All prepayments of the Term Loan (whether made voluntarily or required by a Prepayment Event) shall be applied to installments of the Term Loan Notes in the inverse order of maturity. All principal payments and prepayments on the Term Loan Notes shall be made to the Agent for the pro rata distribution to the Lenders.

     SECTION 2.05. PAYMENT OF INTEREST ON THE TERM LOAN NOTES. (a) In the case of an Alternate Base Rate Loan, interest on the Term Loan Notes shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal at all times to the Alternate Base Rate plus one quarter of one (1/4%) percent. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Term Loan Maturity Date. Any change in the rate of interest on the Term Loan Notes due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

     (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Term Loan Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for the applicable Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the TL Borrower and the Lenders of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

     (c) All interest on the Term Loan Notes shall be paid to the Agent for the pro rata distribution to the Lenders.

     SECTION 2.06. USE OF PROCEEDS. The proceeds of the Term Loan shall be used by the TL Borrower to partially fund the Cash Payment. No part of the proceeds of the Term Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulation G, T, U or X.

     SECTION 2.07. THE REVOLVING CREDIT LOANS. The Lenders agree, severally but not jointly, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the RC Borrower prior to the Revolving Credit Maturity Date such amounts as the RC Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed the lesser of (i) the Revolving Credit Commitment, as it may be reduced from time to time pursuant to Section 2.13 of this Agreement or (ii) the Borrowing Base, provided that each Lender's Pro Rata Share of outstanding Revolving Credit Loan shall not exceed such Lender's Commitment.

     Each Revolving Credit Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the RC Borrower may request subject to and in accordance with Section 2.08. Any Lender may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the RC Borrower to repay such Loan in accordance with the terms of such Lender's Revolving Credit Note.

     SECTION 2.08. NOTICE OF REVOLVING CREDIT LOANS. (a) The RC Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least two (2) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability) and (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of an Alternate Base Rate Loan. Such notice shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amount or amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to an Interest Period is specified in such notice with respect to any Eurodollar Loan, the RC Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the RC Borrower shall be deemed to have requested an Alternate Base Rate

Loan. Each Revolving Credit Loan shall be (i) in the case of each Alternate Base Rate Loan, in the minimum principal amount of $250,000.00, and in increased integral multiples of $25,000.00 (except that, if any such Alternate Base Rate Loan so requested shall exhaust the remaining available Revolving Credit Commitment, such Alternate Base Rate Loan may be in an amount equal to the amount of the remaining available Revolving Credit Commitment) or (ii) in the case of each Eurodollar Loan in the minimum principal amount of $850,000.00 and in increased integral multiples of $100,000.00, provided that in no event shall Chase be required to offer a Eurodollar Loan in a principal amount of less than $500,000.00.

     (b) Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of the amount, type and other relevant information regarding the Loan requested. Thereupon, each Lender shall, not later than 2:00 p.m. (New York time), transfer immediately available funds equal to such Lender's Pro Rata Share of the requested borrowing to the Agent, which, provided the conditions of Sections 3.01 and 3.02 of this Agreement have been met, and provided the Lenders have made such transfers, shall thereupon transfer immediately available funds equal to the requested borrowing to the RC Borrower's account with the Agent. If a notice of borrowing is received by the Agent after 11:00 a.m. on a Business Day, such notice shall be deemed to have been given on the next succeeding Business Day. Any Lender's failure to make any requested Loan shall not relieve any other Lender of its obligation to make such Loan, but such other Lender shall not be liable for such failure of the first Lender.

     (c) Unless the Agent shall have received notice from a Lender prior to 2:00 p.m. (New York time) on the requested date, that such Lender will not make available to the Agent the Loan requested to be made on such date, the Agent may assume that such Lender has made such Loan available to the Agent on such date in accordance with Section 2.08(b) hereof and the Agent in its sole discretion may, in reliance upon such assumption, make available to the RC Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have so made available to the Agent the Loan requested to be made on such date and the Agent shall have so made available to the RC Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate PLUS two (2%) percent, for each day from the date such amount shall have been so made available by the Agent to the RC Borrower until the date such amount shall have been repaid to the Agent. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the RC Borrower and the RC Borrower shall, with reservation of rights against such Lender, not later than one (1) Business Day following such notice, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided
(i) in Section 2.10 hereof or (ii) if the RC Borrower fails to repay such corresponding amount within three (3) Business Days after such notice, in
Section 2.25 hereof.

      SECTION 2.09.  REVOLVING CREDIT NOTES.   Each Revolving Credit Loan shall
be evidenced by the Revolving Credit Notes of the RC Borrower. Each Lender's Revolving Credit Note shall be dated the date hereof (unless such Revolving Credit Note is issued pursuant to Section 8.07 hereof) and be in the principal amount of such Lender's Pro Rata Share of the Commitment and shall mature on the Revolving Credit Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Revolving Credit Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

     At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, each Lender is hereby authorized by the RC Borrower to make a notation on the schedule annexed to such Lender's Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the RC Borrower hereunder or under the Revolving Credit Notes with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Notes by the RC Borrower shall not be affected by the failure to make a notation thereof on said schedule.

      SECTION 2.10.  PAYMENT OF INTEREST ON THE REVOLVING CREDIT NOTES.

     (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Revolving Credit Maturity Date. Any change in the rate of interest on the

Revolving Credit Notes due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

     (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Revolving Credit Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the RC Borrower and the Lenders of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

     SECTION 2.11. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used by the RC Borrower (i) to refinance existing indebtedness to Chase, (ii) to finance the working capital requirements of the Borrowers, (iii) to partially fund the Cash Payment and (iv) to fund all of the closing costs for the Acquisition. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations G, T, U or X.

     SECTION 2.12. COMMITMENT FEE. The RC Borrower agrees to pay to the Agent, for the pro rata distribution to the Lenders, from the date of this Agreement and for so long as the Revolving Commitment remains outstanding, on the last Business Day of each calendar quarter a commitment fee computed at the rate of one quarter of one (1/4%) percent per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Revolving Credit Commitment, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date.

     SECTION 2.13 . REDUCTION OF REVOLVING CREDIT COMMITMENT. Upon at least three (3) Business Days' written notice to the Agent, the RC Borrower may irrevocably elect to have the unused Revolving Credit Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $1,000,000.00, or whole multiples thereof. The Revolving Credit Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Agent and the Lenders. Any reduction of the Revolving Credit Commitment shall be applied pro rata to the respective Commitments of the Lenders.

          SECTION 2.14. CONVERSION AND CONTINUATION OF LOANS. Either of the Borrowers shall have the right, at any time, on such notice to the Agent as is required pursuant to Section 2.08, (i) to continue any Eurodollar Loan or portion thereof into a subsequent Interest Period (subject to availability) or
(ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability), subject to the following:

     (a) if a Default or an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

     (b) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $850,000.00 and in increased integral multiples of $100,000.00, provided that in no event shall Chase be required to offer a Eurodollar Loan in a principal amount of less than $500,000.00.

     (c) each continuation or conversion shall be effected by each Lender applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

     (d) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the Interest Period with respect thereto shall commence on the date of continuation or conversion;

     (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan; and

     (f) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

     SECTION 2.15. PREPAYMENT. (a) The Borrowers shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay the Term Loan or any Revolving Credit Loan which is an Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Agent (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $250,000.00 and in increased integral multiples of $25,000.00.

     (b) The Borrowers shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay the Term Loan or any Revolving Credit Loan which is a Eurodollar Loan, in whole or in part, on three
(3) Business Days' prior irrevocable written notice to the Agent, provided, however, that such prepayment may only be made on an Interest Determination Date and shall be in a minimum principal amount of $250,000.00 and in increased integral multiples of $25,000.00.

     (c) The notice of prepayment under this Section 2.15 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower giving such notice to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.15 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans as specified by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Alternate Base Rate Loan then outstanding and then to Eurodollar Loans in the order of the nearest expiration of their respective Interest Periods. In the case of the Term Loan all partial prepayments of Loans shall be applied to installments of principal of the Term Loan in the inverse order of maturity.

     (d) Notwithstanding anything in this Agreement or the Revolving Credit Notes to the contrary, if at any time the outstanding Revolving Credit Loans exceed the Borrowing Base, the RC Borrower shall immediately, without notice or demand from the Agent, prepay so much of the outstanding Revolving Credit Loans as exceed the Borrowing Base.

     SECTION 2.16    APPLICABLE MARGIN.   The Applicable Margin for the Term
Loan (the "TL Applicable Margin")and the Applicable Margin for Revolving Credit Loans (the "RC Applicable Margin") shall each be determined on the basis of the RC Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Agent shall determine the TL Applicable Margin and the RC Applicable Margin within five (5) Business Days after it has received the financial statements of the RC Borrower as required by Section 5.01(b)(i) or (ii), as applicable. The Agent shall promptly notify the Borrowers and the Lenders of such determination, which shall be conclusive, in the absence of manifest error. The TL Applicable Margin and the RC Applicable

Margin shall be determined as follows:

     (i) The initial TL Applicable Margin shall be 275 basis points and the initial RC Applicable Margin shall be 200 basis points, and shall be applicable until five (5) days after delivery of the RC Borrower's consolidated financial statements for its fiscal year ending September 30, 1998 pursuant to Section 5.01(b) hereof.

     Beginning five (5) days after delivery of the RC Borrower's consolidated financial statements for the fiscal year ending September 30, 1998, and for each fiscal year or quarter thereafter:

     (ii) If the RC Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is less than 1.75 to 1.00, the TL Applicable Margin shall be 225 basis points and the RC Applicable Margin shall be 150 basis points.

     (iii) If the RC Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or greater than 1.75 to 1.00 but less than or equal to 2.50 to 1.00, the TL Applicable Margin shall be 250 basis points and the RC Applicable Margin shall be 175 basis points.

     (iv) If the RC Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is greater than 2.50 to

1.00, the TL Applicable Margin shall be 275 basis points and the RC Applicable Margin shall be 200 basis points.

     The Applicable Margin for any Eurodollar Loan shall change during the term of such Eurodollar Loan as a result of this Section 2.16.

     In the event that the RC Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in Section 5.01(b)(i) or (ii) hereof, unless an Event of Default is declared as a result of such failure, the TL Applicable Margin shall be 275 basis points and the RC Applicable Margin shall be 200 basis points until the RC Borrower delivers all required financial statements and certificates at which time the TL Applicable Margin and the RC Applicable Margin shall be redetermined as provided for in this Section 2.16.

     Upon the occurrence and during the continuance of a Default or an Event of Default the TL Applicable Margin and the RC Applicable Margin may, as a result of changes in the RC Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease.

     SECTION 2.17.  REIMBURSEMENT BY BORROWERS.   (a)  Each Borrower shall
reimburse the Agent, on behalf of a Lender, upon the Agent's demand, for any loss, cost or expense incurred or to be incurred by it (in such Lender's sole determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if a Borrower fails to borrow a Eurodollar Loan (or is not able to borrow because of an Event of Default or for any other reason hereunder) after having given the irrevocable notice of borrowing required by this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by such Lender in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

     SECTION 2.18. STATUTORY RESERVES. It is understood that the cost to the Lenders of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, Statutory Reserves. Each Borrower agrees to pay to the Agent, on behalf of the Lenders from time to time, as provided in
Section 2.19 below, such amounts as shall be necessary to compensate each Lender for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such Statutory Reserves, or change therein, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of Statutory Reserves in effect at the time of determination of the Adjusted LIBOR Rate and that such rates do not reflect costs imposed on such Lender in connection with any change to such Statutory Reserves.

     SECTION 2.19. INCREASED COSTS. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

          (i) subjects any Lender to any tax with respect to its Commitment, the Loans, the Notes or on any amount paid or to be paid under or pursuant to this Agreement, the Loans or the Notes (other than any tax measured by or based upon the overall net income of such Bank);

          (ii) changes the basis of taxation of payments to a Lender of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of such Lender);

          (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, a Lender; or

          (iv) imposes on a Lender any other condition affecting its Commitment, the Loans, the Notes or this Agreement; and the result of any of the foregoing is to increase the cost to such Lender of maintaining this Agreement or the Commitment or making the Loans, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or to require such Lender to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which such Lender in its reasonable judgment deems material, then and in any such case:

     (a) the Lender shall promptly advise the Agent and the applicable Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

     (b) the applicable Borrower shall pay to such Lender, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate such Lender for such additional cost, reduction or payment for so long as the same shall remain in effect.

          The determination of a Lender as to additional amounts payable pursuant to this Section 2.19 shall be conclusive evidence of such amounts absent manifest error.

     SECTION 2.20. CAPITAL ADEQUACY. If any Lender shall have reasonably determined that the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     SECTION 2.21. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrowers and the Agent, such Lender may:

               (i) declare that it will not thereafter make Eurodollar Loans hereunder, whereupon the Borrowers shall be prohibited from requesting such Eurodollar Loans from such Lender unless such declaration is subsequently withdrawn; and

               (ii) require that, subject to the provisions of Section 2.17, all outstanding Eurodollar Loans made by such Lender be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

               (b) For purposes of this Section 2.21, a notice to the Borrowers by a Lender pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

     SECTION 2.22. INDEMNITY. The Borrowers will indemnify the Lenders against any loss or expense which any Lender may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or re-employing deposits from third parties acquired to affect or maintain such Loan or any part thereof. When claiming under this
Section 2.22, a Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

     SECTION 2.23. CHANGE IN LIBOR; AVAILABILITY OF RATES. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrowers) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrowers. Any request by a Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrowers that the circumstances giving rise to such unavailability no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

     SECTION 2.24. AUTHORIZATION TO DEBIT BORROWERS' ACCOUNT. The Agent is hereby authorized to debit each Borrower's account maintained with the Agent for
(i) all scheduled payments of principal and/or interest under the Notes, (ii) the Agent's fees and (iii) the commitment fee and all other amounts due hereunder;

all such debits to be made on the days such payments are due in accordance with the terms hereof.

     SECTION 2.25. LATE CHARGES, DEFAULT INTEREST. (a) If either Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the defaulting Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the highest interest rate otherwise in effect with respect to any type of Loan then outstanding, and if no Loan is then outstanding, at a rate equal to the Alternate Base Rate plus two (2%) percent.

     (b) Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall, at the demand of the Agent and the Required Lenders, each pay interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the highest interest rate otherwise in effect hereunder. The provisions of this Section 2.25 shall be read so as to require the Borrowers to pay the interest rates described in either (a) or (b), but not both.

     SECTION 2.26. PAYMENTS. All payments by the Borrowers hereunder or under the Notes shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

     SECTION 2.27. INTEREST ADJUSTMENTS. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by either of the Borrowers to the Lenders of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Lenders shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lenders shall receive interest payments hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement.

Interest otherwise payable to the Lenders hereunder and under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lenders to receive interest in excess of the maximum amount then permitted by applicable law.

     (b) The amount of the Interest Deficit relating to the Term Loan shall be treated as a prepayment penalty and paid in full at the time of any optional or voluntary prepayment by the TL Borrower of all or any part of the Term Loan. The amount of the Interest Deficit relating to the Notes at the time of any complete payment of the Notes at that time outstanding (other than an optional or voluntary prepayment thereof) and the termination of the Revolving Credit Commitment shall be cancelled and not paid.

     SECTION 2.28. EXISTING CREDIT FACILITY. Upon the execution of this Agreement, the Existing Credit Facility is terminated without notice or further action on the part of the RC Borrower and Chase and all loans thereunder shall be paid in full or refinanced under this Agreement, provided that any loans thereunder bearing interest at the "LIBOR Option" (as defined in the Existing Credit Facility) remain outstanding until the expiration of their respective interest periods and shall be considered Revolving Credit Loans under this Agreement.

                                        ARTICLE III

                                        CONDITIONS OF LENDING

     SECTION 3.01. CONDITIONS PRECEDENT TO THE MAKING OF THE TERM LOAN AND THE INITIAL REVOLVING CREDIT LOAN. The obligations of the Lenders to make the Term Loan and the initial Revolving Credit Loan contemplated by this Agreement are subject to the condition precedent that the Agent and the Lenders shall have received from the Borrowers and the Guarantors on or before the date of this Agreement the following, in form and substance reasonably satisfactory to the Agent and its counsel:

     (a) The Term Loan Notes and the Revolving Credit Notes, each duly executed by the TL Borrower and the RC Borrower, respectively, and payable to the order of each of the Lenders.

     (b) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the TL Borrower and the RC Borrower authorizing the Term Loan and the Revolving Credit Loans, respectively, and authorizing and approving this Agreement and the other Loan Documents to which they are a party and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this

Agreement and the other Loan Documents.

     (c) Certified (as of the date of this Agreement) copies of the resolutions of the Boards of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, their Guaranties and the other Loan Documents to which the Guarantors are a party, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and the other Loan Documents.

     (d) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Borrowers certifying: (i) the names and true signatures of the officer or officers of each Borrower authorized to sign this Agreement, the Term Loan Notes, the Revolving Credit Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrowers; and (ii) a copy of each of the Borrower's by-laws as complete and correct on the date of this Agreement.

     (e) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the Guarantors authorized to sign this Agreement, their Guaranties and the other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

     (f) Copies of the certificate of incorporation and all amendments thereto of each of the Borrowers and each of the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrowers and each of the Guarantors and a certificate of existence and good standing with respect to each of the Borrowers and each of the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrowers and each of the Guarantors and from the Secretary of State (or equivalent officer) of all states in which the Borrowers or the Guarantors are authorized to do business.

     (g) An opinion of Farrell Fritz, P.C., counsel for the Borrowers and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

     (h) From each of the Guarantors, an executed Guaranty.

     (i) From each of the Borrowers and each of the Guarantors, an executed Security Agreement granting to the Agent, for the benefit of the Lenders, a first priority security interest in all assets of the Borrowers and the Guarantors (except as permitted by Section 5.02(a) hereof and subject to the rights of Chase Leasing pursuant to an inter-creditor agreement to be entered into between the Agent and Chase Leasing) including, but not limited to, all personal property, machinery, equipment, fixtures, inventory, accounts, chattel paper, licenses, patents, trademarks, copyrights and all general intangibles, all whether now owned or hereafter acquired.

     (j) From each of the Borrowers and each of the Guarantors, UCC-1 filings as to the Agent's security interests in the Collateral.

     (k) From the RC Borrower, an executed Pledge Agreement granting to the Agent, for the benefit of the Lenders, a first priority security interest in all of the outstanding shares of stock owned by the RC Borrower in the TL Borrower, together with stock certificates and executed stock powers for all such shares.

     (l) Intentionally Omitted.

     (m) Evidence of (i) property damage insurance for all personal property of the Borrowers and the Guarantors, (ii) liability insurance, (iii) business interruption insurance and (iv) such other insurance coverage which is usual and customary for businesses of the type engaged in by the Borrowers and the Guarantors, in each case, naming the Agent, for the benefit of the Lenders, as loss payee or additional insured, and with an insurance company acceptable to the Agent. The policies shall provide for thirty (30) days notice to the Agent of cancellation or change.

     (n) From Atlantic an executed Subordination Agreement pursuant to which Atlantic subordinates (i) the Earn Out Payments (including the Earn Out Cash Payments and the payments to be made under the Seller's Notes) and (ii) the Put Option Payments to all amounts owing to the Agent and the Lenders under this Agreement, the Notes and the other Loan Documents.

     (o) A pro forma consolidated and consolidating balance sheet of the RC Borrower and its Consolidated Subsidiaries as of the date of this Agreement (which shall include, without limitation, the TL Borrower and shall give effect to the Acquisition), prepared and certified by the Chief Executive Officer or the Chief Financial Officer of the RC Borrower and which shall be based upon the financial statements of the RC Borrower and Atlantic as of March 31, 1998 and after giving effect to the transactions contemplated by this Agreement and the Acquisition Agreement, subject to normal year end adjustments and to the assumptions and qualifications stated therein, and the review of which shall be satisfactory to the Agent in all respects.

     (p) The audited financial statements of Atlantic for its fiscal years ended December 31, 1997 and December 31, 1996, the review of which shall be satisfactory to the Agent in all respects.

     (q) The consolidated and consolidating balance sheets, income statements and cash flow projections of the RC Borrower and its Consolidated Affiliates (including the TL Borrower) for the fiscal years ending September 30, 1998 through September 30, 2003, prepared under the supervision of the Chief Financial Officer of the RC Borrower, the review of which shall be satisfactory to the Agent in all respects.

     (r) Evidence that there shall not have occurred a Material Adverse Change in either of the Borrowers, any Guarantor or Atlantic or in the assets to be acquired pursuant to the Acquisition Agreement.

     (s) A summary schedule (dated within five (5) days of the date of this Agreement) of aging of accounts receivable (by division and by account) of each of the Borrowers, each Guarantor and Atlantic, the review of which shall be satisfactory to the Agent in all respects.

     (t) Evidence that all material third party and governmental consents and approvals necessary in connection with the transactions and the financings contemplated by this Agreement and the Acquisition Agreement shall have been obtained, including without limitation, all consents and approvals of third parties with regard to the assets and liabilities of Atlantic to be acquired or assumed by the TL Borrower pursuant to the Acquisition Agreement.

     (u) Executed copies of (i) the Acquisition Agreement, (ii) the Put Option Agreement and (iii) the Employment Agreement and any other employment agreements and management consulting agreements entered into or to be entered into by either of the Borrowers, any Guarantor, Atlantic or the Seller's Principal in connection with the Acquisition, the review of all of which shall be reasonably satisfactory to the Agent and its counsel in all respects.

     (v) Results of all due diligence checkings with regard to each of the Borrowers, each of the Guarantors and Atlantic, including without limitation, trade checkings, customer checkings, bank checkings, litigation checkings, judgment, tax and bankruptcy searches and lien searches, the review of which shall be satisfactory to the Agent in all respects.

     (w) Copies of all material loan or credit agreements of either Borrower, any Guarantor or, with respect to any liabilities to be assumed by the TL Borrower, Atlantic, the review of which shall be satisfactory to the Agent in all respects.

     (x) Evidence of repayment in full of all direct and indirect obligations of Atlantic to Key Bank which obligations are secured by any of the assets to be acquired by the TL Borrower, including all equipment lease obligations and the delivery of executed UCC-3 financing statements by Key Bank terminating any security interest in any of the assets being acquired by the TL Borrower pursuant to the Acquisition Agreement.

     (y) Copies of appraisals of the equipment being acquired by the TL Borrower pursuant to the Acquisition Agreement, such appraisals to be performed by independent appraisers satisfactory to the Agent, evidencing a value satisfactory to the Agent and otherwise satisfactory to the Agent in all respects.

     (z) Copies of the most recent schedule 5500 for each Plan of the Borrowers, the Guarantors and Atlantic (if said Plan is to be assumed by the TL Borrower) and confirmation satisfactory to the Agent that (i) the Plans are funded in accordance with at least minimum statutory requirements, (ii) no Reportable Event or Prohibited Transaction has occurred as to any Plan and (ii) no termination of, or withdrawal from any of the Plans has occurred or is contemplated that would result in any liability on the part of either of the Borrowers, any Guarantor or Atlantic, which liability could result in a Material Adverse Change in either of the Borrowers, any Guarantor or Atlantic.

     (aa) A schedule of all material lease agreements affecting either of the Borrowers, the Guarantor and Atlantic (if such lease is to be assumed by the TL Borrower) which schedule shall include, without limitation, the lessor, the lessee, the term of the lease, the annual lease expenditure, the expiration of the lease, and whether such lease is an operating or capital lease.

     (bb) A schedule of all litigation as provided on Schedule 3.01(bb) affecting a Borrower, a Guarantor or Atlantic, the review of which shall be reasonably satisfactory to the Agent in all respects.

     (cc) Evidence satisfactory to the Agent that (i) the purchase price for the Acquisition (as determined on the closing date of the Acquisition) shall not exceed $14,475,000.00 PLUS the issuance to the Seller of not more than 250,000 shares of the RC Borrower, (ii) the Cash Payment shall not exceed $7,237,500.00 and (iii) the obligation of the RC Borrower to purchase any stock which is subject to the Put Option shall not exceed

$1,000,000.00.

     (dd) Evidence that the Acquisition shall have been consummated in accordance with the Acquisition Agreement and in compliance with all laws and shall be in all respects satisfactory to the Agent and its counsel.

     (ee) Review by the Agent of the balance sheet of the TL Borrower as of the closing date of, and after giving effect to, the Acquisition which review shall
(i) be satisfactory to the Agent in all material respects and (ii) evidence a positive net worth for the TL Borrower.

     (ff) The following statements shall be true and the Agent shall have received a certificate signed by the Chief Executive officer(s) or Chief Financial Officer(s) of each of the Borrowers and each of the Guarantors dated the date hereof, stating that:

          (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct on and as of such date; and

          (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the Term Loan or the initial Revolving Credit Loan.

     (gg) All schedules, documents, exhibits, certificates and other information provided to the Agent or any of the Banks pursuant to or in connection with this Agreement shall be reasonably satisfactory to the Agent and its counsel in all respects.

     (hh) Payment of all fees and expenses of the Agent incurred in connection with the preparation of this Agreement, and the other Loan Documents and in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Agent.

     (ii) All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be reasonably satisfactory to Cullen and Dykman, counsel to the Agent.

     (jj) Receipt by the Agent of such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

     SECTION 3.02. CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT LOANS. The obligations of the Lenders to make each Revolving Credit Loan (including the initial Revolving Credit Loan) shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

     (a) The following statements shall be true and the Agent shall have received (by hand delivery, mail or facsimile transmission) a certificate signed by the Chief Executive Officer(s) or the Chief Financial Officer(s) of each of the

Borrowers and each of the Guarantors dated the date of such Revolving Credit Loan, stating that:

          (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct on and as of such date as though made on and as of such date; and

          (ii) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan.

     (b) If the aggregate outstanding principal amount of Revolving Credit Loans (after giving effect to the requested Revolving Credit Loan) is equal to or greater than $5,000,000.00, the Agent shall have received a Borrowing Base Certificate evidencing availability for the requested Revolving Credit Loan.

     (c) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                                        ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES. On the date hereof and on each date that the RC Borrower requests a Revolving Credit Loan each of the Borrowers and each of the Guarantors represent and warrant as follows:

     (a) SUBSIDIARIES. On the date hereof, the only Subsidiaries of a Borrower or a Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by a Borrower or a Guarantor are owned by such Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a) (or as previously disclosed to the Agent), there are not outstanding on the date of this Agreement any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of a Borrower, a Guarantor or any such Subsidiary.

     (b) ORGANIZATION; GOOD STANDING. Each of the Borrowers and each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualification.

     (c) DUE EXECUTION, ETC. The execution, delivery and performance by each of the Borrowers and each of the Guarantors of the Loan Documents to which they are a party are within the Borrowers' and the Guarantors' corporate power and have been duly authorized by all necessary corporate action and do not and will not
(i) require any further consent or approval of the stockholders of the Borrowers or Guarantors; (ii) do not contravene the Borrowers' or the Guarantors' certificates of incorporation, charters or by-laws; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting a Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which a Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by a Borrower or any Guarantor.

     (d) NO CONSENTS REQUIRED. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by a Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

     (e) VALIDITY AND ENFORCEABILITY. The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of each Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of each Borrower and each Guarantor, as the case may be, enforceable against each

Borrower or such Guarantor in accordance with their respective terms.

     (f) FINANCIAL STATEMENTS. The audited consolidated (and unaudited consolidating) financial statements of the RC Borrower and its Consolidated Subsidiaries for the fiscal year ended September 30, 1997, and the unaudited consolidated and consolidating financial statements of the RC Borrower and its Consolidated Subsidiaries for the six (6) month interim period ended March 31, 1998, copies of which have been furnished to the Agent and the Lenders, fairly present the financial condition of the RC Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the RC Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since September 30, 1997 there has been (i) no material increase in the liabilities of the RC Borrower and its Consolidated Subsidiaries and (ii) no Material Adverse Change in the RC Borrower and its Consolidated Subsidiaries.

     (g) PRO FORMA FINANCIAL STATEMENTS. (a) The pro-forma consolidated and consolidating balance sheet of the RC Borrower and its Consolidated Subsidiaries as of the date of this Agreement (which shall include, without limitation, the TL

Borrower after giving effect to the Acquisition), prepared and certified by the Chief Executive Officer or the Chief Financial Officer of the RC Borrower based upon the financial statements of each of the RC Borrower and Atlantic as of March 31, 1998, fairly reflect the transactions contemplated by the Acquisition Agreement and this Agreement, subject to normal year end adjustments and to the assumptions and qualifications stated therein.

          (b) All of the balance sheet, income statement and cash flow projection scenarios of the RC Borrower and its Consolidated Subsidiaries for the fiscal years ending September 30, 1998 through September 30, 2003 provided to the Agent, have been prepared on the basis of sound financial planning practice and the RC Borrower believes they are correct and not misleading in any material respect.

     (h) NO LITIGATION. There is no pending or, to the knowledge of the Borrowers and the Guarantors, any threatened action, proceeding or investigation affecting either Borrower, any Guarantor or any Subsidiary of a Borrower or a Guarantor, before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, (i) result in a Material Adverse Change in such Borrower, such Guarantor or any such Subsidiary,

(ii) materially and adversely affect the Collateral or (iii) materially and adversely affect the Acquisition.

     (i) TAXES. Each Borrower, each Guarantor and each Subsidiary of a Borrower or a Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for any such taxes being contested in good faith, for which adequate reserves are being maintained in accordance with GAAP and for which no enforcement proceedings have begun.

     (j) LICENSES, ETC. The Borrower, each Guarantor and each Subsidiary of a Borrower or a Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and, to the knowledge of the Borrowers and the Guarantors, neither Borrower, nor any Guarantor nor any such Subsidiary are in violation of any similar rights of others.

     (k) BURDENSOME AGREEMENTS. Neither Borrower nor any Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction which is reasonably likely to result in a Material Adverse Change in such Borrower or any Guarantor. Neither Borrower nor any Guarantor nor any such Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations or covenants contained in any agreement or instrument material to its business.

     (l) MARGIN STOCK. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause a Borrower to violate the provisions of Regulations G, T, U or X.

     (m) COMPLIANCE WITH LAWS. Each Borrower, each Guarantor and each Subsidiary of a Borrower or a Guarantor is in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in such Borrower, such Guarantor or any such Subsidiary.

     (n) ERISA. Each Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower, nor any Guarantor, nor any Subsidiary of a Borrower or a Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each Borrower, each Guarantor, each Subsidiary of a Borrower or a Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of a Borrower, a Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither Borrower, nor any Guarantor, nor any such Subsidiary, nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA.

     (o) HAZARDOUS MATERIALS. Each Borrower, each Guarantor and each Subsidiary of a Borrower or a Guarantor is in compliance in all material aspects with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither Borrower, nor any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied by a Borrower, a Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that to the Borrowers', Guarantors' and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant has used Hazardous Materials on, from or affecting such property in any manner which violates in any material respect federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (p) USE OF PROCEEDS. The proceeds of the Term Loan and the Revolving Credit Loans shall be used exclusively for the purposes set forth in Sections 2.06 and 2.11 hereof.

     (q) TITLE TO ASSETS; LIENS. Each Borrower and each Guarantor has good and marketable title to all of its properties and assets, subject only to the Liens permitted by Section 5.02(a) of this Agreement.

     (r) CASUALTY. Neither the business nor the properties of the Borrowers, the Guarantors or any Subsidiary of a Borrower or a Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in a Borrower, a Guarantor or any such Subsidiary.

     (s) PRIORITY OF LIENS. Except as set forth in Schedule 4.01(s) or as permitted by Section 5.02(a) hereof, the Lien on the Collateral created by the Security Agreements constitute valid first priority perfected security interests in favor of the Agent, for the benefit of the Lenders.

     (t) SOLVENCY. Immediately after the consummation of the Acquisition and the closing and funding of each of the Loans (and after giving effect to the application of the proceeds thereof): (a)(i) the fair value of the assets of the RC Borrower and its

Consolidated Subsidiaries, on a consolidated basis, will exceed their debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of the RC Borrower and its Consolidated Subsidiaries, on a consolidated basis, will be greater than the amount required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities mature; (iii) the RC Borrower and its Consolidated Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (iv) the RC Borrower and its Consolidated Subsidiaries, on a consolidated basis, will not have unreasonably small capital to conduct the businesses in which they are engaged; (b)(i) each Borrower and Guarantor will be able to pay its debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (ii) each Borrower and Guarantor will not have unreasonably small capital to conduct the business in which it is engaged; and
(c) each Borrower and each Guarantor shall have a positive net worth.

     (u) ADVANTAGE TO GUARANTORS. The Guarantors each acknowledge they have derived or expect to derive a financial or other advantage from the Loans obtained by the Borrowers from the

Lenders.

     (v) CREDIT AGREEMENTS. Schedule 4.01(v) is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which a Borrower or a Guarantor is in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule. Neither Borrower nor any Guarantor is in default with respect to its obligations under any agreements described herein.

     (w) YEAR 2000 ISSUE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Guarantors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which a Borrower's or a Guarantor's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by

January 1, 1999. The cost to the Borrowers and the Guarantors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers and the Guarantors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Change or any material adverse change in the prospects of a Borrower or a Guarantor. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers and the Guarantors are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit each Borrower and each Guarantor to conduct its business without Material Adverse Change or any material adverse change in the prospects of a Borrower or a Guarantor.

     (x) THE ACQUISITION. The RC Borrower has heretofore delivered to the Agent a true, correct and complete copy of the Acquisition Agreement. The Borrowers have, concurrently with the execution and delivery of this Agreement, consummated the Acquisition pursuant to the Acquisition Agreement, and the Acquisition Agreement sets forth the entire agreement among the parties thereto with respect to the subject matter thereof. Except as set forth in Schedule 4.01(x), no party to the Acquisition Agreement has waived the fulfillment of any material condition precedent set forth therein to the consummation of the Acquisition, no party has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of either of the Borrowers which would cause either of them to believe that any of the representations or warranties of Atlantic contained in the Acquisition Agreement were false or misleading when made or when reaffirmed on the date hereof. No consent or approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the Acquisition. Neither the execution and delivery of the Acquisition Agreement, nor the performance of the Borrowers' obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any agreement to which either Borrower or any Guarantor is a party or by which it is bound or any of its properties is affected. The TL Borrower has acquired by virtue of the consummation of the Acquisition and now has valid, legal and marketable title to the Atlantic assets to be acquired pursuant to the Acquisition Agreement, free and clear of any Lien, except for the Liens created and granted by the Loan Documents and as permitted by Section 5.02(a) of this Agreement.

                                        ARTICLE V

                                        COVENANTS OF THE BORROWERS AND THE
GUARANTORS

     SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any amount shall remain outstanding under the Term Loan Notes, or the Revolving Credit Notes, or so long as the Revolving Credit Commitment shall remain in effect, the Borrowers and the Guarantors will, unless the Agent and the Required Lenders shall otherwise consent in writing:

     (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary of a Borrower or a Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in Borrower, a Guarantor or any such Subsidiary.

     (b) REPORTING REQUIREMENTS. Furnish to the Agent and the Banks: (i) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the RC Borrower, a copy of the audited consolidated financial statements of the RC Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, and consolidating statements and schedules all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion on such consolidated statements, prepared by independent certified public accountants selected by the RC Borrower and satisfactory to the Agent and the Required Lenders, all such financial statements to be prepared in accordance with GAAP.

     (ii) QUARTERLY FINANCIAL STATEMENTS. (1) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the RC Borrower, a copy of the consolidated and consolidating financial statements of the RC Borrower and its Consolidated Subsidiaries for such quarter, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, prepared under the supervision of, and certified by, the Chief Executive Officer or the Chief Financial Officer of the RC Borrower all such financial statements to be prepared in accordance with GAAP.

     (iii) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to a Borrower or Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Borrowers and the Guarantors made by such accountants.

     (iv) CERTIFICATE OF NO DEFAULT; APPLICABLE MARGIN. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the Chief Executive Officer or the Chief Financial Officer of the RC Borrower (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; (2) with computations demonstrating compliance with the covenants contained in Section 5.03; and (3) with computations evidencing the Funded Debt to EBITDA Ratio.

     (v) INVENTORY REPORT. Beginning with the month ended September 30, 1999 and for each month thereafter, within fifteen (15) days of the end of each month, an inventory report, by location, including finished goods, actual work in progress and raw materials, provided, however, that the Borrowers shall use their best efforts to provide such report to the Agent for the month ended June 30, 1999 and each month thereafter.

     (vi) BORROWING BASE CERTIFICATE. Simultaneously with the delivery of the financial statements referred to in Sections 5.01(b)(i) and
(ii), a Borrowing Base Certificate, together with a summary (by division of each Credit Party and by account) accounts receivable aging schedule. In addition, at such times as the principal amount of Revolving Credit Loans is equal to or in excess of $5,000,000.00, the Borrowing Base Certificate and accounts receivable aging schedule shall be delivered monthly, within fifteen (15) days of the end of each calendar month.

     (vii) REPORT ON EARN OUT PROVISION. (a) Not later than September 20th of each year, but in any event at least ten (10) days prior to any Earn Out Payment being made, a certificate of the Chief Executive Officer or the Chief Financial Officer of the RC Borrower, stating that, and based on a review of the Borrower's and the Guarantors' activities during the period from the prior June 30th until the date of such certificate and the revenues, margins, and extraordinary items, if any, of the Borrowers and the Guarantors during such period, (x) no breach of any covenant set forth in Section 5.01 or 5.02 has occurred and (y) to the best of such officer's knowledge, no breach of any covenant set forth in Section 5.03 has occurred and no other Default or Event of Default has occurred, or will occur, whether as a result of the Earn Out Payment, or otherwise, (b) not later than the date on which the Earn Out Payment is made, copies of the reports and calculations provided to Atlantic pursuant to the Acquisition Agreement supporting the calculation of the Earn Out Payment and (c) on the date any of the Seller Notes is delivered to the payee thereof a copy of such note.

     (viii) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor which, (1) relates to any Loan Documents or (2) if determined adversely to such Borrower, such Guarantor or any such Subsidiary could result in a Material Adverse Change in the Borrower, any Corporate Guarantor or any such Subsidiary.

     (ix) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) Business Days after either Borrower has knowledge of a Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto.

     (x) ERISA REPORTS. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after a Borrower, a Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or a Borrower, a Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the RC Borrower will deliver to the Agent and the Lenders a certificate of the Chief Executive Officer or the Chief Financial Officer of the RC Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the RC Borrower proposes to take with respect thereto;

     (xi) ENVIRONMENTAL NOTICES. Promptly after the receipt thereof, a copy of any claim, summons, charge or other notice to a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor regarding compliance (or failure to comply) with any federal, state or local laws governing Hazardous Materials.

     (xii) MATERIAL ADVERSE CHANGE. Promptly, upon the occurrence thereof, notice of a Material Adverse Change in a Borrower, a

Guarantor or any Subsidiary of a Borrower or a Guarantor.

     (xiii) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Lenders pursuant to any other clause of this Section 5.01(b).

     (xiv) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which a Borrower or a Guarantor sends to its public stockholders, if any, and copies of all regular, periodic, and special reports, and all final registration statements which a Borrower or a Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

     (xv) NOTICE OF AFFILIATES. Promptly after any Person becomes an Affiliate of a Borrower or a Guarantor, notice to the Agent and the Banks of such Affiliate.

     (xvi) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor as the Agent or any Lender may from time to time reasonably request.


          (c) TAXES. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by a Borrower, a Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of such Borrower, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against such Borrower, such Guarantor or any such Subsidiary have been commenced.

     (d) CORPORATE EXISTENCE. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of each Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in such Borrower, such Guarantor or such Subsidiary.

     (e) MAINTENANCE OF PROPERTIES AND INSURANCE. (i) Keep, and cause any Subsidiaries to keep, the respective properties and assets (tangible or intangible) that are necessary in its business, in good working order and condition, reasonable wear and tear excepted; (ii) maintain, and cause any Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which each Borrower, each Guarantor and any such Subsidiary operates; and (iii) cause the Agent, for the benefit of the Lenders, to be named as loss payee and/or additional insured on any such insurance policies.

     (f) BOOKS OF RECORD AND ACCOUNT. Keep, and cause any Subsidiaries to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrowers, the Guarantors, and any such Subsidiaries.

     (g) VISITATION; FIELD EXAMINATION. (a) At any reasonable time, and from time to time, permit the Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and visit the properties of, a Borrower or a Guarantor and to discuss the affairs, finances and accounts of a Borrower or a Guarantor with any of the respective officers or directors of such Borrower or such Guarantor or such Borrower's or such Guarantor's independent accountants.

          (b) At reasonable times and on reasonable notice, permit the Agent to conduct a Field Audit, the reasonable cost of which, along with all other reasonable collateral monitoring expenses will be paid by the Borrowers. Provided no Default or Event of Default has occurred, only one (1) such Field Audit shall be performed each calendar year. The first such Field Audit shall be performed after January 15, 1999.

     (h) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply, and cause any Subsidiary of a Borrower or a Guarantor to perform and comply, with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in a Borrower, a Guarantor or any such Subsidiary.

     (i) CONTINUED PERFECTION OF LIENS AND SECURITY INTEREST. At the request of the Agent, record or file or rerecord or refile the Loan Documents or a financing statement or any other filing or recording or refiling or rerecording in each and every office where and when necessary to preserve and perfect the security interests of the Loan Documents.

     (j) PENSION FUNDING. Comply with the following and cause each ERISA Affiliate of a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor to comply with the following:

          (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $100,000.00;

          (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, a Borrower, a Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

          (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

          (iv) not fail to make any payments in an aggregate amount greater than $100,000.00 to any Multiemployer Plan that a Borrower, a Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

          (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

     (k) LICENSES. Maintain at all times, and cause each Subsidiary of a Borrower or a Guarantor to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

     (l) NEW SUBSIDIARIES AND RESTRICTED AFFILIATES. Promptly cause any Subsidiary or Restricted Affiliate of a Borrower or a Guarantor formed after the date of this Agreement (i) to become a Guarantor of all obligations of the Borrowers to the Agent and the Lenders, whether incurred under this Agreement or otherwise and to secure its obligations as a Guarantor by granting to the Agent, for the benefit of the Lenders, a first priority security interest in all personal property of such Subsidiary or Restricted Affiliate and (ii) become a party to this Agreement.

         (m) AGENT'S ADMINISTRATIVE FEE. Pay to the Agent the annual administrative fee of $2,500.00

          (n) INTEREST RATE PROTECTION AGREEMENT. Within forty five (45) days of the date of this Agreement, the TL Borrower shall enter into the Interest Rate Protection Agreement in a notional amount of $3,000,000.00 on terms and conditions, and with a tenor, satisfactory to the Agent.

          (o) BORROWING BASE AVAILABILITY. At any time when (i) the aggregate outstanding Revolving Credit Loans equal or exceed $5,000,000.00 (before or after giving effect to any requested Loan) and (ii) an Earn Out Payment is to be made, the RC Borrower shall maintain availability under the Borrowing Base of at least $250,000.00.

          (p) LANDLORD LIEN WAIVERS AND MORTGAGEE WAIVERS. Not later than (i) thirty (30) days after the date of this Agreement, deliver landlord lien waivers, in form and substance reasonably satisfactory to the Agent and its counsel, from the landlords of the TL Borrower's locations in Maine and a mortgagee waiver from Key Bank, (ii) sixty (60) days after the date of this Agreement, deliver landlord lien waivers, in form and substance reasonably satisfactory to the Agent and its counsel, from the landlords of any other locations (other than the location described in clause (iii) in which any of the Collateral is kept, and (iii) ninety (90) days after the date of this Agreement, deliver a landlord lien waiver, in form and substance reasonably satisfactory to the

Agent and its counsel from the landlord of the 2365 Milburn Avenue, Baldwin, New York location.

     SECTION 5.02. NEGATIVE COVENANTS. So long as any amount shall remain outstanding under the Term Loan Notes or the Revolving Credit Notes, or so long as the Revolving Credit Commitment shall remain in effect, neither of the Borrowers nor any Guarantor will, without the written consent of the Agent and the Required Lenders:

     (a) LIENS, ETC. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (i) Liens in favor of the Agent, for the benefit of the Lenders;

          (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established or which have been bonded in full;

          (iv) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

          (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (vi) Liens described in Schedule 5.02(a), provided that no such Liens shall be renewed, extended or refinanced;

          (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (viii) Easements, rights-of-way, restrictions, zoning restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with a Borrower's or a

Guarantor's occupation and use of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property for the purposes of the Borrowers and/or the Guarantors conducting their business;

          (ix) Provided no Default or Event of Default then exists, purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

               (1) Any property subject to any of the foregoing is acquired by a Borrower or a Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

               (2) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred (100%) percent of the cost of the property acquired as of the time of a Borrower or a Guarantor acquiring the same;and

               (3) Each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

                    (x) Liens securing the Chase Lease Facility.

     (b) DEBT.  Create, incur, assume, or suffer to exist, any

Debt, except:

          (i) Debt of the Borrowers or the Guarantors under this Agreement, the Notes or any other Loan Document;

          (ii) Debt described in Schedule 5.02(b), provided that no such Debt shall be renewed, extended or refinanced;

          (iii) Subordinated Debt;

          (iv) Seller Notes;

          (v) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and not more than ninety (90) days past due, unless contested in good faith and by appropriate proceedings;

          (vi) Debt of a Borrower to the other Borrower or a Guarantor, or Debt of a Guarantor to a Borrower or another Guarantor;

          (vii) Debt of the TL Borrower as reflected in the Liability Account, with adjustment as provided in the Acquisition Agreement;

          (viii) Debt of the TL Borrower under the Interest Rate Protection Agreement;

          (ix) Debt of a Borrower or a Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix); and

          (x)  Debt incurred pursuant to the Chase Lease Facility.

     (c) MERGER. Merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (c), the acquisition or sale by a Borrower or a Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with such Borrower or such Guarantor, provided that, as long as no Default or Event of Default exists or would result therefrom, (i) a Borrower or Guarantor may engage in a Permitted Acquisition and
(ii) any of the Borrowers and any of the Guarantors may merge with one another, but further provided that if the RC Borrower or the TL Borrower is a party to any such merger, it shall be the surviving entity and if the RC Borrower and the TL Borrower are parties to such merger, the RC Borrower shall be the surviving entity.

     (d) SALE OF ASSETS, ETC. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (iii) the sale of assets valued at less than $50,000.00, in the aggregate, each year during the term of this Agreement.

     (e) INVESTMENTS, ETC.  Make any Investment other than Permitted
Investments.

     (f) TRANSACTIONS WITH AFFILIATES. Except in the ordinary course of business and pursuant to the reasonable requirements of a Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower, such Guarantor or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

     (g) PREPAYMENT OF OUTSTANDING DEBT. Pay, in whole or in part, any outstanding Debt (other than Debt owing to the Lenders) of a Borrower or any Guarantor, which by its terms is not then due and payable.

     (h) GUARANTEES. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the Guaranties, (ii) the endorsement of negotiable instruments for deposit in the ordinary course of business, (iii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto or
(iv) guaranties by a Borrower or any Guarantor of the Debt of another Borrower or Guarantor, as long as the Debt being guaranteed is permitted by the provisions of Section 5.02(b) of this Agreement.

     (i) CHANGE OF BUSINESS.  Materially alter the nature of its business.

     (j) FISCAL YEAR. Change the ending date of the RC Borrower's fiscal year from September 30.

     (k) INTENTIONALLY OMITTED.

     (l) ACCOUNTING POLICIES. Change any accounting policies, except as permitted by GAAP.

     (m) CHANGE OF TAX STATUS. Change its tax reporting status as a sub-chapter c corporation.

     (n) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of a Borrower or a Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, provided , however, that as long as no Default or Event of Default exists or would result therefrom (i) the RC Borrower may repurchase common stock in amounts not in excess of $500,000.00 during the term of this Agreement, (ii) the Put Option Payment may be made, subject to the terms of the Subordination Agreement, (iii) each of the Borrowers and each of the Guarantors may pay dividends to its parent company and (iv) the RC Borrower may pay dividends on preferred stock (other than preferred stock described in clause (x) of the definition of "Debt") if the terms and conditions of such preferred stock have been previously satisfactorily reviewed by the Agent and the Lenders.

     (o) CHANGE IN OWNERSHIP. (a) Permit any Person or "group" (within the meaning of Section 13(d)-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof) other than Mark Hopkinson, Philip Key Bartow, and Salvatore Baldi (or members of their immediate families) (the"Controlling Shareholders") to own more of the then outstanding voting securities of the RC Borrower than the Controlling Shareholders. (b) Permit any nominees other than nominees nominated by the Controlling Shareholders to hold a majority of the seats on the board of directors of the RC Borrower.

     (p) MANAGEMENT. Fail to retain Mark Hopkinson as the Chief Executive Officer of the RC Borrower, provided that if this covenant is breached because of the death or disability of Mark Hopkinson, the Borrowers shall have ninety
(90) days to present a management succession plan to the Agent and the Lenders, which, if reasonably satisfactory to the Agent and the Lenders, shall cure any such breach of this covenant.

     (q) HAZARDOUS MATERIAL. Each Borrower, each Guarantor and each Subsidiary of a Borrower or a Guarantor shall not cause or permit any property owned or occupied by a Borrower, a Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in material compliance with all applicable federal, state and local laws or regulations nor shall a Borrower, a Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of such Borrower, such Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by such Borrower, such Guarantor or any such Subsidiary or onto any other property except in material compliance with all applicable federal, state and local laws or regulations. Each Borrower, each Guarantor and each such Subsidiary shall not fail to materially comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall not fail to obtain and materially comply with, any and all approvals, registrations or permits required thereunder. The Borrowers and the Guarantors shall execute any documentation required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

     SECTION 5.03. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Term Loan Notes or the Revolving Credit Notes or so long as the Revolving Credit Commitment shall remain in effect:

     (a) CONSOLIDATED FIXED CHARGE RATIO. The RC Borrower will maintain at all times a Consolidated Fixed Charge Ratio of not less than:

          Period                              Ratio
          ------                              -----
Closing until September 29, 2002          1.10 to 1.00

September 30, 2002 and thereafter         1.25 to 1.00

     (b) CONSOLIDATED SENIOR FUNDED DEBT TO EBITDA RATIO. The RC Borrower will maintain at all times a Consolidated Senior Funded Debt to EBITDA Ratio of not greater than:

     Period                                 Ratio
     ------                                 -----

Closing until September 29,1999          3.00 to 1.00

September 30,1999 until

September 29,2000                        2.25 to 1.00

September 30,2000 until

September 29,2001                        1.75 to 1.00

September 30,2001 until

September 29, 2002                       1.40 to 1.00

September 30, 2002 and thereafter        1.25 to 1.00


     (c) CONSOLIDATED CURRENT RATIO. The RC Borrower will maintain at all times a Consolidated Current Ratio of not less than 1.25 to 1.00.

     (d) CONSOLIDATED LEVERAGE RATIO. The RC Borrower will maintain at all times a Consolidated Leverage Ratio of not greater than:

     Period                         Consolidated Leverage Ratio
     ------                         ---------------------------

Closing until September 29,1999             3.00 to 1.00

September 30,1999
until September 29,2000                     2.25 to 1.00

September 30,2000

until September 29,2001                     1.50 to 1.00

September 30,2001 and thereafter            1.00 to 1.00


















                                         -119

                               ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) A Borrower shall fail to pay (i) any installment of principal of the Term Loan Notes or the Revolving Credit Notes when due or (ii) any interest on the Term Loan Notes or the Revolving Credit Notes or any fees or other amounts owed in connection with this Agreement within three (3) days of the date any such interest, fees or other amounts are due hereunder; or

               (b) Any representation or warranty made by a Borrower or a Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) A Borrower or a Guarantor shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.01
(a),(c),(d),(e),(f),(h),(j) and (k) within thirty (30) days after such performance or observance is required, or (ii) fail to perform or observe any other term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Notes) on its part to be performed or observed; or

               (d) A Borrower, a Guarantor, or any Subsidiary of a Borrower or a Guarantor shall fail to pay any Debt or Debts in the aggregate principal amount of $100,000.00 or more (excluding Debt evidenced by the Term Loan Notes or the Revolving Credit Notes) of such Borrower, such Guarantor or any such Subsidiary (as the case may be), or any installment thereof, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Debts; or any other default under any agreement or instrument relating to any such Debt or Debts, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt or Debts; or any such Debt or Debts shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

               (e) A Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor shall generally not pay its Debts as such

Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Borrower, a Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against a Borrower, a Guarantor or any such Subsidiary shall remain undismissed for a period of 90 days; or a Borrower, a Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

               (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $100,000.00 in the aggregate, which sum shall not be subject to full, complete, effective and acknowledged insurance coverage, shall be rendered against a Borrower, a Guarantor or any Subsidiary of a Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g) Any Guarantor shall fail, after applicable grace or cure periods, if any, to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

               (h) Any of the following events occur or exist with respect to a Borrower, a Guarantor, any Subsidiary of a Borrower or a Guarantor, or any ERISA
Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject such Borrower, such Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $100,000.00; or

               (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by a Borrower, a Guarantor or any party to such document or instrument or a Borrower, a Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

               (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

     SECTION 6.02. REMEDIES ON DEFAULT. Upon the occurrence and continuance of an Event of Default the Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, (i) terminate the Revolving Credit Commitment, (ii) declare the Term Loan Notes, the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Commitment shall be terminated, the Term Loan Notes, the Revolving Credit Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (iii) proceed to enforce its and the Lenders' rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its and the Lenders' rights, or proceed to enforce any other legal or equitable right which the Agent or the Lenders may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e), the Revolving Credit Commitment shall be immediately terminated, the Term Loan Notes, the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including but without limitation attorneys fees and expenses, second, to payment of the accrued interest on the Term Loan Notes and the Revolving Credit Notes and third, to payment of the unpaid principal of the Term Loan Notes and the Revolving Credit Notes.

     SECTION 6.03. LOCK BOX ARRANGEMENT. If any Event of Default shall occur, the Agent may, in addition to any and all other remedies afforded to the Agent under this Agreement and the other Loan Documents, in its sole and absolute discretion, require the Borrowers to commence a lock-box account arrangement with the Agent on terms and conditions satisfactory to the Agent in all respects.

     SECTION 6.04. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Agent or the Lenders hereunder or in any other Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or any Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any other Loan Document.

                                     ARTICLE VII

                   THE AGENT; RELATIONS AMONG LENDERS AND BORROWER


     SECTION 7.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers or the Guarantors, or any officer or official of the Borrowers or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan

Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrowers, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. The Borrowers shall pay any fee agreed to by the Borrowers and the Agent with respect to the Agent's services hereunder.

     SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to the Agent and signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

     SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or the non-payment of fees due hereunder) unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or a Borrower specifying such

Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of, a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 7.08 and Section 8.01 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     SECTION 7.04. RIGHTS OF AGENT AS A LENDER. With respect to the Loans made by it, any Person which is the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include any Person which is the Agent in its capacity as a Lender. The Agent or any Lender and their respective Affiliates may (without having to account therefor to any other Lender except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers, the Guarantors or any of them (and any of their Affiliates); PROVIDED that no payment or lien priority (other than purchase money liens on equipment being financed by such Lender) shall be given to the Agent or to any Lender for any other transaction without the express written approval of all of the other Lenders. In the case of Chase, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent or a Lender or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Lender shall have any duty to the other Lenders or the Agent to disclose such information to the other Lenders or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

     SECTION 7.05. INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent and its directors, officers, employees, agents and Affiliates (the "Indemnitees") (to the extent not reimbursed under Section 8.04 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrowers and Guarantors under Section 8.04 hereof or such provisions), ratably in accordance with their Pro Rata Shares of the Total Commitment (without giving effect to any participation in all or any portion of the Total Commitment sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers and Guarantors are obligated to pay under Section 8.04 hereof or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the an Indemnitee.

     SECTION 7.06. DOCUMENTS. It is the responsibility of the Borrowers to forward to each Lender, on or before the due dates set forth herein, a copy of each report, notice (other than notices of borrowings and payments) or other document required by this Agreement or any other Loan Document to be delivered to the Agent. The Agent is not responsible for forwarding such information to the Lenders.

     SECTION 7.07. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers, the Guarantors or any Subsidiary of either Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Lender to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, or record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

     SECTION 7.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 7.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 7.09. RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a lender which has an office in New York, New York. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the

Borrowers, the Guarantors and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     SECTION 7.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its rights or duties hereunder or thereunder unless it shall have given its prior written consent thereto.

     SECTION 7.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrowers, the Guarantors or any of them on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrowers, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document. Nothing herein shall be read to relieve any obligation that the Agent may have to the Borrower as a Lender hereunder.

     SECTION 7.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrowers, the Guarantors or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in the New York metropolitan area, provided that the Agent shall promptly notify the Borrowers, the Guarantors and the Lenders thereof.

     SECTION 7.13. WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the United States, such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

     SECTION 7.14. SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

     SECTION 7.15. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided, each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period, if any, shall be made to the Agent for the account of the Lenders holding Loans of such type and Interest Period, if any, pro rata in accordance with the respective unpaid principal amounts for such Loans of such Interest Period held by such Lenders.

     SECTION 7.16. SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan any fee due hereunder, made by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall share such payment with the other Lenders and the amount of such payment shall be applied to reduce the Loans of all the Lenders pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans made by the other Lenders may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the

Borrowers. Notwithstanding the foregoing or any other provision of this Agreement, no right or remedy of any Lender relating to any assets of the Borrowers (including real property, improvements or fixtures) not covered by this Agreement or the other Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrowers to any of the Lenders.

     SECTION 7.17. NONRECEIPT OF FUNDS BY AGENT; PAYMENTS TO LENDERS. (a) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that a Borrower shall not have so made such payment in full to the Agent, such Lender agrees to repay to the Agent on demand such amount and if for any reason the Agent does not receive such amount from such Lender on the day of such demand, if such demand is made before 2:00 p.m. on such day, or on the next Business Day if demand is made after 2:00 p.m. on such day, such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the Prime Rate.


     (b) If the Agent shall fail to pay any amounts owing by the Agent to a Lender as promptly as may be required by this Agreement, the Agent shall pay to such Lender, on its demand, interest on such delinquent amount at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the Prime Rate.

                                    ARTICLE VIII

                                    MISCELLANEOUS

     SECTION 8.01.  AMENDMENTS, ETC.   Except as otherwise expressly provided in
this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers, the Guarantors, the Agent and the Required Lenders, and any provision of this Agreement may be waived by the Borrowers (if such provision requires performance by the Agent or the Lenders) or by the Agent acting with the consent of the Required Lenders (if such provision requires performance by either of the Borrowers); PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the
Lenders: (a) increase or extend the term of the Total Commitment or the Loans,
(b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 8.01, (e) amend the definition of the term "Required Lenders", (f) change the fees payable to any Lender except as otherwise provided herein, (g) permit either of the Borrowers to transfer or assign any of its obligations hereunder or under the other Loan Documents, (h) amend the provisions of Article 7 hereof, (i) give any payment priority to any Person (including any of the Lenders) over amounts due in connection with the Loans,
(j) release any Guarantors or Collateral (other than as permitted by a Security Agreement) or (k) amend any provision of this Agreement or any other Loan Document which requires the action of all Lenders. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, sent by facsimile or delivered, if to a Borrower or a Guarantor, at the address of such Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Agent or any of the Lenders, at the addresses of the Agent and the Lenders set forth at the beginning of this Agreement to the attention of Allied Devices Corporation Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 8.02 to the other parties. All such notices and communications shall be effective two (2) days after mailing or when telegraphed or delivered, except that notices to the Agent shall not be effective until received by the Agent or such Lender.

     SECTION 8.03. NO WAIVER, REMEDIES. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. COSTS, EXPENSES AND TAXES. The Borrowers agree jointly and severally, to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Term Loan Notes, the Revolving Credit Notes and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its


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rights and responsibilities under this Agreement, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent and the Lenders in connection with the enforcement of this Agreement, the Term Loan Notes, the Revolving Credit Notes and any other Loan Documents. The Borrowers, jointly and severally, shall at all times protect, indemnify, defend and save harmless the Agent and the Lenders from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or any of the Lenders may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby unless any such liabilities result from the gross negligence or willful misconduct of the Agent or any Lender. The Borrowers acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Lenders against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Lender's gross negligence or willful misconduct. The provisions of this Section
8.04 shall survive the payment of the Notes and the termination of this Agreement.

     SECTION 8.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, or any Affiliate of such Lender to or for the credit or the account of the Borrowers or the Guarantors against any and all of the obligations of the Borrowers or the Guarantors now or hereafter existing under this Agreement and the Term Loan Notes and the Revolving Credit Notes, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Term Loan Notes or the Revolving Credit Notes and although such obligations may be unmatured. The rights of the Agent and the Lenders under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which they may have. The Agent shall endeavor to give the Borrowers prompt notice after any such set off, but any failure to give such notice shall not invalidate such set off.

     SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors, the Agent and the Lenders and thereafter it shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agent and the Lenders and their respective successors and assigns, except that neither Borrower nor any Guarantor shall have any right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Required Lenders.

     SECTION 8.07. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither of the Borrowers may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of this Article VIII hereof with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) (i) Any Lender may at any time assign to one or more lenders or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Revolving Credit Commitment of not less than $2,000,000.00 and a proportionate amount of the then outstanding principal amount of the Term Loan) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with the subscribed consent of the Agent, which shall not be unreasonably withheld and with, so long as no Default or Event of Default has occurred and is continuing, (and subject to) the subscribed consent of the Borrowers, which shall not be unreasonably withheld. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor bank and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

               (ii) Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee (at no cost to the Borrowers). In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.00. If an Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13 hereof.

     (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     SECTION 8.08. FURTHER ASSURANCES. Each Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Agent or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent may deem desirable in obtaining the full benefits of, this Agreement or any other Loan Document.

     SECTION 8.09. SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding among the Borrowers, the Guarantors, the Agent and the Lender and supersede all prior agreements and understandings relating to the subject matter hereof.

     SECTION 8.10. GOVERNING LAW. This Agreement, the Term Loan Notes, the Revolving Credit Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

     SECTION 8.11.  WAIVER OF JURY TRIAL.  Each Borrower, each

Guarantor, the Agent and the Lenders waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

     SECTION 8.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              ALLIED DEVICES CORPORATION

                              By
                                 -----------------------------
                                 Paul M. Cervino
                                 Chief Financial Officer

                              APPI, INC.

                              By
                                 -----------------------------
                                 Paul M. Cervino
                                 Chief Financial Officer

                              EMPIRE TYLER CORPORATION

                              By
                                 -----------------------------
                                 Paul M. Cervino
                                 Chief Financial Officer

                              THE CHASE MANHATTAN BANK,
                                    as Agent

                              By
                                 -----------------------------
                                 Steven Greenblatt
                                 Vice President

                              THE CHASE MANHATTAN BANK

                              By
                                 -----------------------------
                                 Steven Greenblatt
                                 Vice President